Exhibit 10.01

Sales Agency Agreement

This Sales Agreement entered into on the 26th day of September, 2019 between SYNDICORE ASIA LIMITED (“SAL”), a company organized under the laws of  HONG KONG, (Registration Number:1896647), with a principal place of business at Unit 1504, 15/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong, and which is a wholly owned subsidiary of ZZLL INFORMATION TECHNOLOGY,INC. (“ZZLL”), a USA listed company under the symbol “ZZLL” and PRETECH INTERNATIONAL CO., LIMITED, a company organized under the laws Hong Kong, (Registration Number:1485661), with a principal place of business at Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong ( “PICL”).

Article 1: Appointment

PICL hereby agrees and undertakes to act as the Agent of SAL for the purpose of soliciting orders for commodities and products from customers in the Territory, as defined herein.

Article 2: Commodity

SAL is a developer and producer of software products, including “Bibishengjia” an Application (“APP”) which was developed to allow its users to operate online stores and to engage in online commerce.  Bibishengjia shall be further developed and marketed by HUNAN SYNDICORE ASIA LIMITED (“HSAL”), which is a subsidiary of SAL, for and on behalf of PICL.

APP Specifications to include for PICL:

1. Development time – development total time frame of 2 years.

2. Technical - support on a daily basis for 5 years.

3. System upgrading – for 5 years.

4. Security protection – for 5 years.

5. Maintenance and training – for 5 years.

Further development of features and functions of the APP will be negotiated separately according to the PICL’s needs, markets conditions and additional requirements. This may be in conjunction with SAL and HSAL needs or separately for PICL. The APP, its contents and all related intellectual property rights are and shall remain the sole property of SAL in its entirety, including any additional developments or modifications made in the APP, in perpetuity.

Article 3: Territory

The Peoples Republic of China (PRC) and Hong Kong SAR only.

Article 4: Solicit order

1.) PICL agrees to solicit orders and make online sales in the Territory of SAL’s product on behalf of SAL during the effective period of this Agreement.

2.) PICL will make use of the APP in the Territory to invite other sellers to have stores on the APP. In consideration for its services as described herein, PICL will be paid a 5% commission of all sales made in the Territory using the APP.

Article 5: Agent Price and Payment

In consideration for the rights to use the APP, as described herein, SAL shall be paid $1million with approximately $800,000 already paid in earnest at the time of the execution of this Agreement, and the balance to be paid within six months of the date of this Agreement.

Article 6: Agency Right

PICL shall act as SAL’s Agent in the solicitation of orders through the APP.

Article 7: Market Report

In order to keep SAL well informed of the prevailing market conditions, PICL shall supply SAL, at least once a quarter or at any time when necessary, with market reports concerning changes of the local regulations in connection with the import and sales of the commodities covered by this Agreement, local market tendencies and the buyer's comments on quality, packing, price, etc. of the goods and services supplied by SAL under this Agreement.

Article 8: Industrial Property Rights

PICL may use the trade-marks owned by SAL for the sale of products through the APP. However, all patents, trademarks, copy rights or any other intellectual property rights used or embodied in the APP shall remain the sole property of SAL. Should any infringement in its rights be found, PICL shall promptly notify and assist SAL to take steps to protect the latter's rights.

Article 9: Validity of Agreement

This Agreement, when duly signed by both parties, shall remain in force for 24 months from the date hereof, and it shall be extended for another 24 months upon expiration, unless notice to the contrary, in writing, is given by either party. Technical, System, Security and Maintenance support shall last separately for 60 months total, subject to renegotiation.

Article 10: Termination

During the term of this Agreement, if either of the two parties is found to have violated the terms hereof, the other party has the right to terminate this Agreement, effective immediately.

Article 11: Force Majeure

Either party shall not be held responsible for failure or delay to perform all or any part of this Agreement due to flood, fire, earthquake, draught, war or any other events which could not be predicted, controlled, avoided or overcome by the relevant party. However, the party affected by the event of Force Majeure shall inform the other party of its occurrence in writing as soon as possible.

Article 12: Arbitration

The Parties agree to cooperate to implement this Agreement, however, if a dispute should arise out of or related to this Agreement, such dispute shall then be submitted for arbitration to the (China International Economic and Trade Arbitration Commission (Beijing)) and the rules of this Commission shall be applied. The decision of the arbitrator in such matter shall be final and binding upon both parties.

Article 13: Requisites and signatures of the Parties

Party A: SYNDICORE ASIA LIMITED	Party B: PRETECH INTERNATIONAL CO., LIMITED
Legal Address: Unit 1504, 15/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong	Legal Address: UNIT 04, 7/F, BRIGHT WAY TOWER, NO. 33 MONG KIK ROAD, KOWLOON, HONG KONG
Tel: 852-3705-1571	Tel:0086-755-36883320
Bank details:	Bank details:
Beneficiary name: SYNDICORE ASIA LIMITED	Beneficiary name: Pretech International Co., Limited
Account No. 582-XXXXXXX	Account No. 411-XXXXXXX
Beneficiary’s bank name: HSBC Hong Kong	Beneficiary’s bank name: HSBC Hong Kong
Bank address: 1 Queen’s Road Central, Hong Kong	Bank address: 1 Queen’s Road Central, Hong Kong
SWIFT: HSBCHKHHHKH	SWIFT: HSBCHKHHHKH
Signature:	Signature:
STAMP:	STAMP: